Execution Copy

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT dated as of August 11, 1997 ("Agreement"),  is by
and  between  InteliData  Technologies   Corporation,   a  Delaware  corporation
("InteliData") and John C. Backus, Jr. ("Backus").

     WHEREAS, Backus has been an employee of InteliData and its predecessors since January 20, 1985.

     WHEREAS, InteliData has promoted and desires to continue to employ Backus as President and Chief Executive Officer and Backus desires to continue his employment in such capacity1;

     NOW, THEREFORE, InteliData and Backus, in consideration of the mutual covenants and promises contained herein, do hereby agree as follows:

     1. Acceptance of Employment. Subject to the terms and conditions set forth below, InteliData agrees to employ Backus and Backus accepts such employment.

     2. Term. The period of employment shall be from the date first written above through December 31, 2000, unless further extended or sooner terminated as hereinafter set forth. Such employment period shall be automatically extended for successive eighteen month terms on January 1, 2001 and following the expiration of each extension term unless InteliData has provided Backus, or Backus has provided InteliData, with at least six months prior written notice of their intention to allow this agreement to expire at the end of such initial or extended term, in which event the employment period will terminate on the last day of such term.

     3. Position and Duties. Backus shall serve as President and Chief Executive Officer of InteliData with the duties described in InteliData's By-Laws, as in effect on the date hereof. Backus may serve on the board of directors of other companies with the prior approval of InteliData's Chairman of the Board of Directors. Backus shall devote substantially all of his working time and attention to the business and affairs of InteliData. During the term of this Agreement, InteliData shall annually nominate, and take such action as may be necessary or appropriate to seek stockholder election of Backus to InteliData's Board of Directors. Backus agrees to resign from the Board of Directors in connection with, and effective upon, termination of his employment with InteliData.

     4.   Compensation and Related Matters.

          (a) Base Salary. Backus shall receive a base salary of $350,000 per annum payable in accordance with the payroll procedures for InteliData's salaried employees in effect during the term of this Agreement.

          (b) Eligibility for Bonuses. Backus shall be eligible to receive an annual bonus of up to 75% of his base salary in effect at the time. In addition, Backus shall be entitled to participate in all bonus and incentive compensation plans or arrangements hereinafter made available by InteliData to its officers and directors.

          (c)  Performance Stock Options.

               (i) Backus shall be granted options to purchase 600,000 shares of Common Stock, par value $0.001 per share of InteliData ("Common Stock") pursuant to the InteliData Technologies Corporation 1996 Incentive Plan (the "Plan"), as set forth in the Stock Option Agreement between InteliData and Backus of even date herewith (the "Option Agreement"), a copy of which is attached as Exhibit A hereto.

               (ii) Backus agrees to hold 25,000 shares of InteliData Common Stock for the balance of the term of this Agreement (and for any renewals thereof.) For purposes of this Agreement, any shares of InteliData common stock owned by members of Backus' immediate family (i.e., spouse, sons or daughters) or any trust for the benefit of or partnership consisting of partners limited to such persons shall be counted toward Backus' InteliData stock ownership and holding requirements.

          InteliData agrees that each option agreement with respect to options to purchase Common Stock granted prior to the date hereof shall be amended such that (i) the definition of "Change in Control" for purposes of any such agreements and options shall have the meaning assigned to such term in the Option Agreement, and (ii) all terms and conditions of such options (other than exercise price, vesting and term absent acceleration) shall be as set forth in the Option Agreement.

          (d) Business Expenses. Backus shall be entitled to reimbursement of reasonable and ordinary business-related expenses consistent with InteliData's policies in effect from time to time.

          (e) Fringe Benefits. In addition to any benefits specifically set forth herein, Backus shall be entitled to all employee benefits made available now or in the future to other officers of InteliData. In the event this Agreement is terminated by either party for any reason (other than death or for Cause), Backus may participate in InteliData's life, disability, health, dental, accident and other benefit programs following such termination for one year for each year of service since January 1985 (pro rated in the case of a partial year), at no higher cost to Backus than Backus' costs immediately prior to the date of termination, or until Backus obtains comparable coverage at a comparable cost with a future employer. In the event the Company's plans do not permit continued participation by Backus after his termination, then Backus will instead be entitled to a lump sum payment from InteliData of the expected cost to Backus to purchase and continue all such benefit programs, as an individual or family policyholder, grossed up for all local, state and Federal taxes at the maximum tax rates, for a coverage period of three years.

               (i) InteliData shall allow Backus at his request to use company aircraft for personal travel for up to 100 flight hours per year, provided that InteliData business travel shall have priority of use over Backus' personal travel requirements. Backus shall reimburse InteliData for his use of company aircraft hereunder at the Standard Industry Fare Level ("SIFL"), set by the Department of Transportation from time to time as required by IRS Rules Section 1.61-21(g).

               (ii) InteliData shall reimburse Backus on an annual basis for the premiums paid by Backus with respect to a $5,000,000 term life insurance policy (which policy shall be owned by Backus), plus an amount sufficient to pay all federal, state and local taxes applicable to such payment.

               (iii)InteliData shall reimburse Backus on an annual basis for premiums paid by Backus with respect to a disability policy selected by Backus providing for benefits of up to 75% of Backus' average annual compensation (calculated in accordance with the terms of such policy), plus an amount sufficient to pay all federal, state and local taxes applicable to such payment.

          (f) Vacations. Backus shall be entitled to paid vacation in each calendar year consistent with the InteliData vacation policy applicable to executive officers of the rank of Vice President and above (currently 5 weeks per calendar year, with full tenure credit since January 1985). Backus shall be entitled to all paid holidays observed by InteliData.

          (g) Indemnification; D&O Insurance. InteliData shall provide (or cause to be provided) to Backus indemnification against all expenses (including direct payment by InteliData of attorneys' fees through attorneys selected by Backus), judgments, fines and amounts paid in settlements in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of InteliData or any of its predecessors, affiliates or subsidiaries, including without limitation Colonial Data Technologies, Inc.(including all subsidiaries of Colonial Data Technologies, Inc.,) WorldWide Telecom Partners, US Order, Inc., WorldCorp, Inc., VISA Interactive and Home Financial Network ("HFN")) by reason of his being or having been an officer, director or employee of InteliData or any affiliated entity, advance expenses (including attorneys'
fees) incurred by Backus in defending any such civil, criminal, administrative or investigative action, suit or proceeding and maintain directors' and officers' liability insurance coverage (including coverage for securities-related claims) upon substantially the terms and conditions set forth in Exhibit B hereto (the "Indemnity Agreement"). The provisions of this Section 4(g) shall indefinitely survive termination of this Agreement and Backus' employment hereunder with respect to acts and events occurring prior to and through the date of termination.

          (h) Retirement Benefit. InteliData agrees that upon termination of this Agreement or Backus' employment hereunder for any reason by either party, other than a termination for Cause, it shall pay to Backus a lump sum payment equal to the undiscounted value of the actuarial equivalent of a straight life annuity for a married non-smoking male at age fifty-five through age eighty in the amount of $5,000 for each calendar year or portion thereof since January 1985 for which Backus was employed by InteliData or any of its predecessors or affiliates (including without limitation WorldCorp, Inc., World Airways, Inc., Key Airlines and their respective subsidiaries, predecessors, successors and affiliates) (the "Retirement Benefit".)

     5.   Termination of Employment.

          (a) Death. Backus' employment hereunder shall terminate upon his death, in which event InteliData shall have no further obligation to Backus or his estate with respect to compensation, other than the disposition of life insurance and related benefits, accrued and unpaid base salary, accrued vacation, earned incentive compensation for periods prior to the date of termination, and the Retirement Benefit.

          (b) By Backus. Backus may terminate this agreement upon 90 days prior written notice to InteliData. In the event Backus' employment is terminated pursuant to this section 5 (b), InteliData's only obligation to Backus will be the payment of any accrued and unpaid base salary, accrued vacation, and earned incentive compensation for the period from the date written notice is given by Backus, plus 90 days (or such later period if Backus agrees to work beyond 90 days), and the Retirement Benefit.

          (c) By InteliData for Disability. If Backus incurs a disability and such disability continues for a period of twelve (12) consecutive months, then InteliData may terminate Backus' employment upon written notice to Backus, in which event InteliData shall continue to pay to Backus his full salary and benefits with respect to compensation under Section 4 of this Agreement until Backus becomes eligible for disability income payments under InteliData's disability income plan. While receiving disability income payments under such plan, InteliData shall continue to pay to Backus the difference between such disability income payments and his salary under section 4 until the expiration date of this agreement, including any and all extensions. In addition, Backus shall be entitled to continue participation in all benefit plans provided for under Section 4 for a period of time following such termination equal in length to the period from January 1985 through the termination date. The term "disability" means a physical or mental illness that will prevent Backus from doing substantial gainful work for at least twelve (12) months. If Backus becomes entitled to Social Security benefits payable on account of disability, he will be conclusively deemed to be disabled for purposes of this Agreement.

          (d) By InteliData for Cause. The Board of Directors of InteliData may terminate this Agreement for Cause. "Cause" shall be defined as: (i) willful failure to perform at the direction of the resolutions of the Board of Directors (other than any such failure resulting from Backus' incapacity due to physical or mental illness or any such actual or anticipated failure after Backus gives notice of termination of employment for Good Reason (as hereinafter defined));
(ii) willful dishonesty in office with the intent to materially defraud in connection with Backus' employment hereunder; or (iii) gross negligence in the performance of the services contemplated by this Agreement. Backus may only be terminated for Cause pursuant to a resolution duly adopted by the majority vote of its entire membership present physically at a meeting of the Board called for such purpose (provided that a majority of the members approving such resolution were directors of InteliData elected at its last annual meeting of stockholders), finding that, in the good faith opinion of the Board, Backus was guilty of conduct set forth in clause (i), (ii), or (iii) above, and specifying the particulars thereof in detail; provided, however, that Backus may not be terminated for Cause unless: (1) Backus receives at least ten (10) business days prior written notice of InteliData's intention to terminate this Agreement for Cause and the specific reasons therefor; and (2) Backus has an opportunity to meet in person with InteliData's entire Board of Directors and be given, if the acts are correctable, a reasonable opportunity and reasonable period of time to correct the act or acts (or non-action) giving rise to such written notice; and
(3) the Board, by resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board finds that Backus fails to make such correction after reasonable opportunity to do so, this Agreement may be terminated for Cause.

          (e) By InteliData for Other Than Cause. The Board of Directors may terminate this Agreement for reasons other than Cause in accordance with sub-paragraph (d) above after giving at least 90 days prior written notice of such termination to Backus. In addition to all other rights of Backus hereunder following such termination:

               (i) InteliData will pay to Backus within ten (10) days of notice of termination (or, in the case of incentive bonus compensation, within ten (10) days of determination of amounts payable under the applicable bonus plan generally) the undiscounted remainder of his base salary then in effect, any deferred salary and/or bonus compensation payable under this Agreement or pursuant to any other plan or arrangement of InteliData or any affiliate in which Backus is a participant, whether or not then vested or payable and the Retirement Benefit;

               (ii) InteliData shall pay to Backus an amount equal to the highest incentive bonus paid to Backus for any of the three calendar years immediately preceding the date of termination, prorated through his month of departure; and

               (iii) Backus shall be entitled to retain at his election the prepaid mileage balance in his United Airlines Passplus Account, provided that to the extent such balance at the date of termination exceeds $25,000, Backus shall pay to InteliData an amount equal to such balance in excess of $25,000.

          In addition, all granted but unexercisable stock options under all of Backus' Option Agreements (and any additional options granted upon extension of the term hereof, if applicable) shall become immediately exercisable and remain exercisable for the remaining term of such options.

          (f) By Backus for Good Reason. Backus may terminate his employment hereunder (for purposes of this Agreement "Good Reason") after giving at least 30 days notice in the event that: (i) InteliData relocates its general and administrative offices or Backus' place of employment to an area other than the Washington, D.C. Standard Metropolitan Statistical Area (the "Washington SMSA"),
(ii) he is assigned any duties substantially inconsistent with his responsibilities as described by Section 3 hereof or a substantial adverse alteration is made to the nature or status of such responsibilities (which for purposes of this Agreement shall be deemed to include the removal or non-reelection of Backus to InteliData's Board of Directors unless consented to in writing by Backus), (iii) InteliData reduces his annual base salary as in effect on the date hereof or as the same may be increased from time to time;
(iv) InteliData fails, without Backus' consent, to pay Backus any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of InteliData, within seven
(7) days of the date such compensation is due; (v) InteliData fails to continue in effect any compensation plan in which Backus participates which is material to Backus' total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by InteliData to continue Backus' participation therein (or in such substitute or alternative Plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Backus' participation relative to other participants; (vi) InteliData fails to continue to provide Backus with benefits substantially similar to those enjoyed by Backus under any of InteliData's pension, life insurance, medical, health and accident, or disability plans in which Backus was participating; (vii) InteliData takes any action which would directly or indirectly materially reduce any of such benefits or deprive Backus of any material fringe benefit enjoyed by Backus, or InteliData fails to provide Backus with the number of paid vacation days to which Backus is entitled hereunder; (viii) InteliData terminates, or proposes to terminate Backus' employment hereunder contrary to the requirements of Section 5(e) hereof (for purposes of this Agreement, no such termination or purported termination shall be effective); (ix) a Change in Control (as defined below) occurs; or (x) the Board determines that InteliData should be sold, liquidated or dissolved or a majority of assets sold prior to the end of this Agreement; or
(xi) InteliData, or a majority of InteliData's assets, are sold, acquired, merged, dissolved, consolidated, liquidated, spun off, split off, reorganized or otherwise restructured. In the event that Backus elects to terminate this Agreement and his employment with InteliData or any successor in interest in accordance with the provisions of this section, in addition to all other rights of Backus hereunder following such termination;

               (i) InteliData will pay to Backus within ten (10) days of notice of termination (or, in the case of incentive bonus compensation, within ten (10) days of determination of amounts payable under the applicable bonus plan generally) the undiscounted remainder of his base salary then in effect, any deferred salary and/or bonus compensation payable under this Agreement or pursuant to any other plan or arrangement of InteliData or any affiliate in which Backus is a participant, whether or not then vested or payable and the Retirement Benefit;

               (ii) InteliData shall pay to Backus an amount equal to the highest incentive bonus paid to Backus for any of the three calendar years immediately preceding the date of termination prorated through his month of departure; and

               (iii) Backus shall be entitled to retain at his election the prepaid mileage balance in his United Airlines Passplus Account, provided that to the extent such balance at the date of termination exceeds $25,000, Backus shall pay to InteliData an amount equal to such balance in excess of $25,000.

         In addition all granted but unvested stock options under all of Backus' Option Agreements (including any additional options granted upon extension of the term hereof) shall become immediately exercisable and remain exercisable for the remaining term of such option. Any other payments due or actions required under this paragraph shall be made within 10 days of termination of the Agreement (or, in the case of incentive bonus compensation, within ten (10) days of determination of amounts payable under the applicable bonus plan generally).

          (g) Termination Following a Change in Control. In the event of termination of Backus' employment hereunder within two years prior to or following a Change in Control, for any reason (including by Backus for Good Reason but excluding any termination by InteliData for Cause) in addition to the rights provided in the Option Agreement and all other rights provided hereunder:

               (i) InteliData will pay to Backus within ten (10) days of notice of termination (or, in the case of incentive bonus compensation, within ten (10) days of determination of amounts payable under the applicable bonus plan generally) the undiscounted remainder of his base salary then in effect, any deferred salary and/or bonus compensation payable under this Agreement or pursuant to any other plan or arrangement of InteliData or any affiliate in which Backus is a participant, whether or not then vested or payable and the Retirement Benefit;

               (ii) InteliData shall pay to Backus an amount equal to the highest incentive bonus paid to Backus for any of the three calendar years immediately preceding the Change in Control, prorated through his month of departure; and

               (iii) Backus shall be entitled to retain at his election the prepaid mileage balance in his United Airlines Passplus Account, provided that to the extent such balance at the date of termination exceeds $25,000, Backus shall pay to InteliData an amount equal to such balance in excess of $25,000.

     For purposes of this Section 5, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (i) Any person, or any persons acting together which would constitute a "group" for purposes of section 13(d) of the Securities Exchange Act of 1934, together with any affiliate thereof shall beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; or

               (ii) Any event or series of events that results in the Directors on the Board of Directors, who were Directors prior to the event or series of events, to cease to constitute a majority of the Board of Directors of any parent of or successor to the Company; or

               (iii) The merger, consolidation or reorganization (a) in which the Company is the continuing or surviving corporation, (b) in which the Company is not the continuing or surviving corporation, or ( c) pursuant to which the Company's common stock would be converted into cash, securities or other property, except in the case of either (a), (b), or ( c), a consolidation or merger of the company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Common Stock immediately before such transaction ; or

               (iv) The consummation of a tender or exchange offer for shares of the Company's Common Stock (other than tender or exchange offers made by the Company or Company-sponsored employee benefit plans); or

               (v) The sale or transfer of a majority of the assets of the Company to another corporation or to any person or entity; or

               (vi) The Board of Directors of InteliData approves a plan of complete or partial liquidation of InteliData or an agreement for the sale or disposition by InteliData of a majority of its assets.

     For purposes of this Section, "Person" shall have the meaning given in Section (3)(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries or affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (h) Notice of Termination. Termination of this Agreement by InteliData or termination of this Agreement by Backus shall be communicated by
written  notice  to  the  other  party  hereto,   specifically   indicating  the
termination provision relied upon.

              (i) In the event that Backus becomes entitled to the payments and benefits described in this Section 5 (together with any other benefits to which Backus is entitled hereunder following a termination entitling Backus to the payments and benefits of this Section 5, the "Severance Benefits"), if any of the Severance Benefits will be subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), InteliData shall pay to Backus an additional amount (the "Gross-Up Payment") such that the net amount retained by Backus, after deduction of any Excise Tax on the Severance Benefits and any federal, state and local income and employment tax and Excise Tax upon the payment provided for by this Section 5, shall be equal to the Severance Benefits. For purposes of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by Backus in connection with a Change in Control or Backus' termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with InteliData, any person whose actions result in a change in control or any person affiliated with InteliData or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by InteliData's independent auditors and reasonably acceptable to Backus such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of
Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount as defined in Section 280G(b)(3) of the Code allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (ii) the amount of the Severance Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Severance Benefits or (b) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and (iii) the value of all non-cash benefits or any deferred payment or benefit shall be determined by InteliData's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Backus shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of InteliData's residence on the date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Backus' employment, Backus shall repay to InteliData (without interest), at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise tax and federal, state and local income and employment tax imposed on the Gross-Up Payment being repaid by Backus to the extent that such repayment results in a reduction in Excise Tax and/or federal, state or local income or employment tax deduction). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Backus' employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), InteliData shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Backus with respect to such excess) at the time that the amount of such excess is finally determined. Backus and InteliData shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Severance Benefits.

          (j) InteliData also shall pay to Backus all legal and accounting fees and expenses incurred by Backus as a result of a termination which entitles him to the Severance Benefits (including all such fees and expenses, if any, incurred in disputing any such termination, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in any dispute with any taxing authority with respect to any Excise Tax). Such payments shall be made within five (5) business days after delivery of Backus' written requests for payment accompanied with evidence of such fees and expenses incurred as InteliData may reasonably require.

          (k) Company Property. Upon the termination of Backus' employment under this agreement, for any reason, Backus shall be entitled to retain, as his own property, mobile telephones, notebook and other computers and their related peripherals, other electronic equipment, furnishings, all equipment manufactured by InteliData and used by Backus, and other property issued to Backus in the course of his employment.

     6. Beneficiary. The Beneficiary of any payment to be made in the event of Backus' death shall be his wife, or such other person or persons as Backus shall designate in writing to InteliData. If no beneficiary shall survive Backus, any such payments shall be made to his estate.

     7. No Waiver. The failure of either party at any time to enforce any provisions of this Agreement or to exercise any remedy, option, right, power or privilege provided for herein, or to require the performance by the other party of any of the provisions hereof, shall in no way be deemed a waiver of such provision at the same or at any prior or subsequent time.

     8. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Virginia. Backus agrees to submit to personal jurisdiction in the Commonwealth of Virginia.

     9. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     10. Successors. This Agreement shall be binding upon InteliData, its successors and assigns, including any corporation or other business entity which may acquire all or substantially all of InteliData's assets or business, or within which InteliData may be consolidated or merged, or any surviving corporation in a merger involving InteliData.

     11. Waiver or Modification of Agreement. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by both parties.

     12.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,   each  of  which  together  will  constitute  one  and  the  same instrument.

     13. Controlling Agreement. In the event of any inconsistency or conflict between the provisions of this Agreement and any term or provision of the Option Agreement or Plan, the provisions of this Agreement shall govern and supersede such conflicting or inconsistent provision. InteliData agrees to cause the Plan to be amended as may be required to eliminate any such conflict or inconsistency.

     14. Noncompetition Covenants. Backus agrees that during the term of this Agreement, and thereafter for a period of two years following termination of his employment hereunder (other than in the event of any termination by InteliData other than for Cause or by Backus for Good Reason, or termination for any reason within two years prior to or following a Change in Control, in which events the restrictions of this Section 14 shall not apply), he will not, without the prior written consent of the Board of Directors as evidenced by a resolution adopted by the Board, directly or indirectly, whether as employee, partner, owner, agent, director, officer, consultant or equity holder (except as the holder of not more than 5% of the outstanding equity interests at the time of acquisition of a publicly traded entity, or any successor thereto), engage in any business competitive with any business in which InteliData or any of its affiliates were engaged on the date of termination (a "Competitive Business"). The foregoing shall not prohibit Backus from becoming affiliated with any person engaged in a Competitive Business provided that Backus' affiliation does not include any involvement in any capacity with such Competitive Business.

     Backus acknowledges that his violation of this Section 14 would cause InteliData and its affiliates to suffer irreparable damage, and that the character, period and scope of the restrictions set forth herein are reasonably required for the protection of InteliData. Therefore, in addition to any other remedies available to InteliData under this Agreement or otherwise, InteliData shall be entitled to seek injunctive relief with respect to any violation of this Section 14 in any court of competent jurisdiction.

     15.  Nondisparagement.   Each  party   hereto   agrees   that  during  the
effectiveness of and following termination of this Agreement for any reason, it will not make any disparaging statements, remarks or comments with respect to the remaining party, whether written or oral.

     IN WITNESS WHEREOF, parties have executed this Agreement as of the date and year first above written.

                                       InteliData Technologies Corporation


                                       By:/s/ William F. Gorog
                                          --------------------------------------
                                          William F. Gorog
                                          Chairman of the Board



                                       /s/ John C. Backus, Jr.
                                       --------------------------------------
                                       John C. Backus, Jr.
                                       President and
                                       Chief Executive Officer

                                       Address:   9085 Eaton Park Road
                                                  Great Falls, VA  22066